Exhibit 99.1

January 24, 2018

NextDecade Corporation Announces the Promotion of

Matthew K. Schatzman to CEO

Implementing succession plan agreed by the Board in 2017

THE WOODLANDS, Texas, USA | January 24,  2018 -- NextDecade Corporation (NASDAQ: NEXT) (“NextDecade” or the “Company”), a liquefied natural gas (“LNG”) development company focused on LNG export projects in the State of Texas, announced that, effective February 1, 2018, Kathleen M. Eisbrenner will be succeeded as Chief Executive Officer by Matthew K. Schatzman, the Company’s current President. Ms. Eisbrenner, who founded NextDecade in 2010, will remain Chairman of NextDecade’s Board of Directors.

Today’s announcement implements the plan agreed by Ms. Eisbrenner and the Board in 2017 that Mr. Schatzman is the ideal person to serve as NextDecade’s President and CEO and lead the Company and its major development projects, Rio Grande LNG and Rio Bravo Pipeline.

“I am proud of our achievements and the tremendous growth and development of our Company since its inception in 2010,” said Ms. Eisbrenner. “We have assembled a world-class management team to commercialize our market-leading U.S. LNG project and, after more than seven thrilling years as CEO, it is a perfect time to pass the baton to Matt’s capable hands to lead NextDecade through its next phase of development. He is a deeply respected leader within our organization and throughout the global energy industry and, as Chairman, I look forward to supporting him as we work to realize our vision of providing highly competitive LNG to customers around the world.”

“It is a privilege to succeed Kathleen as CEO of NextDecade,” said Mr. Schatzman. “Her leadership has benefitted our employees and stockholders. On behalf of them all, I thank Kathleen for her commitment and vision that have positioned us as a leader in the next wave of U.S. LNG projects. I  am honored to lead NextDecade as we focus on the successful development of our Rio Grande LNG and Rio Bravo Pipeline projects which will enable natural gas produced in Texas to meet growing global LNG demand.”

Mr. Schatzman has nearly 30 years’ experience in the energy industry. He was previously Executive Vice President, Global Energy Marketing and Shipping, and a member of the Group Executive Committee at BG Group. At BG, Mr. Schatzman was responsible for the company’s global marketing, trading, and shipping activities for LNG, crude oil, and natural gas. During his tenure, Mr. Schatzman played a pivotal role in the success and growth of BG’s LNG business, transforming it from a U.S. market-focused business into a global leader in flexible LNG supply and trading.

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About NextDecade Corporation

NextDecade is an LNG development company focused on LNG export projects and associated pipelines in the State of Texas. NextDecade intends to develop a portfolio of LNG projects, including the 27 mtpa Rio Grande LNG export facility in Brownsville, Texas and the 4.5 Bcf/d Rio Bravo Pipeline which would transport natural gas from the Agua Dulce supply area in Nueces County, Texas to Rio Grande LNG.  NextDecade’s common stock is listed on the Nasdaq Capital Market under the symbol “NEXT.” NextDecade is headquartered in The Woodlands, Texas.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “believe”, “expect”, “intend”, “plan”, “potential”, and similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade Corporation and its affiliates. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about NextDecade’s Rio Grande LNG and Rio Bravo pipeline projects and other matters discussed in the “Risk Factors” section of the definitive proxy statement filed by Harmony on June 29, 2017 and other subsequent reports filed with the Securities and Exchange Commission (the “SEC”), all of which are incorporated herein by reference. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

For further information:

INVESTORS

NextDecade | Patrick Hughes | + 1 (832) 209 8131 | patrick@next-decade.com

MEDIA

Ward for NextDecade | Molly LeCronier | + 1 (713) 869 0707 | MLeCronier@wardcc.com